FORM OF

ADVANCE NANOTECH, INC.
EQUITY INCENTIVE AGREEMENT
(Fully Vested Option Grant)

Advance Nanotech, Inc. (the “Company”) has adopted the Advance Nanotech, Inc. 2008 Equity Incentive Plan (the “Plan”) under which the Company can grant options to purchase shares of the Company’s Common Stock (the “Common Stock”). We are pleased to inform you that our Board of Directors (the “Board”) has decided to grant you an option under the Plan (your “Option”).

Your Option shall be fully vested as of the Date of Grant. Your Option will be governed by the Plan, the attached Standard Terms and Conditions (the “Terms”) and the following specific provisions (which are subject to adjustment under the Plan and the Terms):

The “Date of Grant” for your Option is:     .

The “Expiration Date” of your Option is:     .

The “Number of Shares” covered by your Option is:   .

The “Exercise Price” per share for your Option is:    .

Your Option is not intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code.

Your Option shall terminate:
□ as provided by the Terms; or
□ upon the Expiration Date

Please review the Plan and the Terms carefully, as they control your rights under your Option. Then sign one copy of this letter and return it to Liza Mullins at the Company’s New York office. If you have any questions, please contact Liza Mullins at (212) 583-0080.

Dated: ____________, 2008.

PARTICIPANT	ADVANCE NANOTECH, INC.

_________________________
Print Name: _________________________	Print Name:	_________________________
	Title:	_________________________
Address: _________________________	Address:	600 Lexington Avenue, 29th Floor
New York, NY 10022

STANDARD TERMS AND CONDITIONS

These Standard Terms and Conditions are intended to govern that Option. All capitalized terms not specifically defined in these Standard Terms and Conditions have the meanings set forth in the Company’s 2008 Equity Incentive Plan.

1. Option. You may exercise the Option to buy all or any part of any Number of Shares of Common Stock that are then exercisable at the Exercise Price per share until the Expiration Date.

2. Manner of Exercise. This Option may be exercised only (i) during your lifetime, by you; (ii) by your spouse if your spouse obtained the Option pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder (“Qualified Domestic Relations Order”); and (iii) after your death, by your transferees by will or the laws of descent or distribution. To exercise this Option, you must provide the Company with (a) a written notice of exercise, specifying the number of shares to be purchased and (b) consideration as permitted under the Plan, valued at fair market value. This Option may not be exercised for a fraction of a share and no partial exercise of this Option may be for less than (a) one hundred (100) shares or (b) the total number of shares then eligible for exercise, if less than one hundred (100) shares.

3. Withholding of Taxes. Upon the exercise of this Option, the Company shall require the person entitled to exercise it to pay the Company the amount of any taxes that the Company is required to withhold with respect to the exercise.

4. Fair Market Value of Common Stock. The fair market value of a share of Common Stock shall be determined for purposes of Sections 2 and 8 of this Agreement by reference to the closing price on the principal stock exchange on which such shares are then listed or, if the shares are not then listed on a stock exchange, by reference to the closing price (if approved for quotation on the NASDAQ National Market) or the highest reported bid price (if other over-the-counter issue) of a share as supplied by the National Association of Securities Dealers, Inc. through NASDAQ (or its successor in function), in each case as reported by The Wall Street Journal, for the applicable date (or if there is no trading in the Common Stock on such date, on the next preceding date on which there was trading), or, in the absence of any established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

5. Termination of Service; Death or Disability. Unless the applicable stock option agreement provides otherwise, each Option shall generally terminate upon the first to occur of the events listed below:

a. The Expiration Date;

b. The expiration of three months from the date of the Participant’s termination of employment or other association with the Company for a reason other than the Participant’s death, Disability or Retirement;

c. The expiration of twelve months from the date of the Participant’s termination of employment by reason of death, Disability or Retirement.

6. Committee Discretion. The Committee shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable. After the Option is granted, the Committee, in its sole discretion may extend the maximum term of such Option or accelerate the exercisability of the Option.

7. No Assignment or Transfer. This Option and all other rights and privileges granted hereby shall not be transferred, either voluntarily or by operation of law except (i) by will or the laws of descent and distribution or (ii) pursuant to a Qualified Domestic Relations Order to the extent permitted by the Committee. If there is any other attempt to transfer this Option or any other right or privilege granted hereby, this Option and all rights and privileges granted hereby shall immediately become null and void and be of no further force or effect.

8. Adjustments. If the outstanding shares of Common Stock of the Company (or any other class of shares or securities which shall have become issuable upon the exercise of this Option pursuant to this sentence) are increased or decreased or changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the Number of Shares, without change in the aggregate purchase price applicable to the unexercised portion of this Option, but with a corresponding adjustment in the price for each share or other unit of any security covered by this Option. Adjustments under this Section 8 will be made by the Board, and its determination as to what adjustments to make will be final, binding and conclusive. No fractional shares of stock shall be issued under this Option on any such adjustment.

9. Participation in Other Company Plans. The grant of this Option will not affect any right you might otherwise have to participate in and receive benefits under the then current provisions of any pension, insurance, or profit sharing program of the Company or of any subsidiary of the Company.

10. Not an Employment or Service Contract. Nothing in this Option is to be construed as an agreement, express or implied, by the Company or any of its subsidiaries to employ you or contract for your services, nor will it restrict the Company’s or such subsidiary’s right to discharge you or cease contracting for your services or to modify, extend or otherwise affect in any manner whatsoever, the terms of any employment agreement or contract for services which may exist between you and the Company or any of its subsidiaries.

11. No Rights as a Stockholder Until Issuance of Stock Certificate. Neither you nor any other person legally entitled to exercise this Option will be entitled to any of the rights or privileges of a stockholder of the Company with respect to any shares issuable upon any exercise of this Option unless and until a certificate or certificates representing the shares shall have been actually issued and delivered.

12. Controlling Terms. In the event there is a discrepancy between the Plan and this Agreement, the Plan’s provisions shall be controlling. The Participant acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof.

13. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the internal substantive laws of the State of Delaware, without regard to the conflict of laws provisions of that or any other State. The Option can only be amended in a writing executed by a duly authorized officer of the Company.